EXHIBIT 4.7

                                   CORNELL

                                 EMPLOYEE STOCK

                                PURCHASE PLAN


                          Effective as of July 1, 1999

                                   CORNELL
                                 EMPLOYEE STOCK
                                PURCHASE PLAN

                              TABLE OF CONTENTS

Article I  Purpose and Effective Date..........................................1
Article II  Definitions........................................................1
Article III  Eligibility and Participation.....................................5
Article IV  Payroll Deductions.................................................5
Article V  Terms and Conditions of Options.....................................7
Article VI  Exercise of Option.................................................9
Article VII  Withdrawal, Termination, Death...................................11
Article VIII  Shares Under Option, Distribution or Sale of Shares.............12
Article IX  Administration....................................................14
Article X  Amendment and Termination of the Plan..............................17
Article XI  Nontransferability................................................17
Article XII  Ownership and Use of Funds.......................................18
Article XIII  Changes in Capitalization, Merger, etc. and Adjustments to
              Shares..........................................................18
Article XIV  Beneficiaries of Deceased Participants...........................21
Article XV  Registration and Qualification of Shares..........................22
Article XVI  Stockholder Approval.............................................22
Article  XVII  Restrictions On Participants Subject to Short-Swing Profit
               Rules..........................................................23
Article XVIII  Miscellaneous..................................................23

                                  ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

1.1 The Cornell Employee Stock Purchase Plan is intended to encourage employees of Cornell Corrections, Inc. (the "Company") and its participating subsidiary corporations to acquire an ownership interest in the Company through the purchase of Shares of common stock of the Company. It is believed that this Plan will enhance stockholder value by aligning employee efforts with the financial success of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of such Code.

1.2 The Plan is effective as of July 1, 1999.

                                   ARTICLE II
                                 DEFINITIONS

2.1 "Code" means the Internal Revenue Code of 1986, as amended.

2.2 "Commencement Date" means each January 1st during the Term of the Plan; provided, however, that the Plan Administrator may designate as to any given January 1st that such date shall not be a Commencement Date and that no options shall be granted as of such date. Notwithstanding the foregoing, the initial Commencement Date shall be July 1, 1999.

2.3 "Company" means Cornell Corrections, Inc., a Delaware corporation and any successor corporation which shall continue this Plan.

2.4 "Compensation" means all wages, salaries, overtime pay, shift differentials, incentive compensation, fees for services and other amounts received during the calendar year for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, plus any amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in gross income of the Employee under Section 125 of the Code (regarding contributions to a cafeteria plan),
Section 402(a)(8) of the Code (regarding contributions to a 401(k) plan) or
Section 451 of the Code (regarding contributions to a plan of deferred compensation) and less any prizes, awards, automobile allowances, relocation expenses, severance pay and similar types of extraordinary compensation.

The term "Compensation" shall not include the following:

      (i) Any distributions from a plan of deferred compensation (regardless of whether such amounts are includible in gross income of the Employee for federal income tax purposes in the taxable year of distribution);

      (ii) Amounts realized from the exercise of a nonqualified stock option;

      (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

      (iv) Amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; or

      (v) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

2.5 "Corresponding Exercise Date" with regard to a given Commencement Date means the December 31st following such Commencement Date or, if such date is not a trading day on the New York Stock Exchange or other established securities market on which the Company's stock is traded, the nearest prior business day on which such trading occurs.

2.6 "Election Period" means the period, commencing on a date determined by the Plan Administrator prior to any Corresponding Exercise Date and ending on the 7th day preceding such Corresponding Exercise Date, during which a Participant may elect, in accordance with Article VI, not to exercise any options and to withdraw his payroll deductions for the Offering Period. The Participant's election must be received by the Plan Administrator within the Election Period in order for the election to be effective.

2.7 "Eligible Employee" means an Employee of the Employer who is eligible for participation in the Plan in accordance with Article III.

2.8 "Employee" means any person, including an officer, who is carried on the Employer's books as an employee for payroll tax purposes, provided such employee is customarily employed more than five (5) months in a calendar year and more than twenty (20) hours per week by the Employer. Any Employee otherwise meeting the foregoing criteria but who is a member of the Board of Directors of an Employer shall nevertheless be eligible to participate in the Plan.

2.9 "Employer" means the Company and any of its present or future subsidiaries or affiliated organizations constituting a "subsidiary corporation" within the meaning of Section 424(f) of the Code and designated by the Plan Administrator as a participating employer as to the offering beginning as of any particular Commencement Date.

2.10 "Offering Period" means a period of approximately one (1) year in duration from a given Commencement Date to the Corresponding Exercise Date. Notwithstanding the foregoing, the first Offering Period shall be a short period commencing July 1, 1999 and ending December 31, 1999.

2.11 "Participant" means an Eligible Employee of the Employer who elects to participate hereunder.

2.12 "Payroll Period" means each weekly, biweekly, semi-monthly or monthly payroll period, as applicable, for which an Eligible Employee is paid.

2.13 "Plan" means this Cornell Employee Stock Purchase Plan, as amended from time to time.

2.14 "Plan Administrator" means the Chief Administrative Officer of the Company, who shall administer the Plan in accordance with Article IX.

2.15 "Shares" means shares of common stock of Cornell Corrections, Inc., par value $.001, subject to adjustments that may be made in accordance with Article XIII.

2.16 "Term of the Plan" means the time period from the initial Commencement Date of July 1, 1999 to the Termination Date of the Plan.

2.17 "Termination Date" means, unless the Plan has been earlier terminated by the Board of Directors, the final Corresponding Exercise Date on which all of the Shares available to the Plan have been purchased by Participants through the Plan.

                                 ARTICLE III
                        ELIGIBILITY AND PARTICIPATION

3.1 Any Employee of the Employer who is employed prior to a given Commencement Date shall be an Eligible Employee and shall be eligible to participate in the Plan on such Commencement Date, subject to the limitations imposed by Section 423 of the Code.

3.2 An Eligible Employee may elect to enroll as of, and become a Participant on, the first Commencement Date on which such Employee qualifies as an Eligible Employee or on any subsequent Commencement Date on which such Employee continues to be an Eligible Employee. To enroll in the Plan, an Eligible Employee shall complete a payroll deduction authorization on the form provided by the Plan Administrator and file it with the Plan Administrator on or before the deadline established by the Plan Administrator.

3.3 A Participant who ceases to be an Eligible Employee, although still employed by the Employer, thereupon shall be deemed to discontinue participation in the Plan, and the Participant shall have the rights provided in Section 7.2.

3.4 Participation in the Plan shall be voluntary.

                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

4.1 For each Offering Period, payroll deductions for a Participant shall begin on the first payroll date following the Commencement Date for which an Eligible Employee returns a timely payroll deduction authorization and shall end on the last payroll date prior to the Corresponding

Exercise Date, unless sooner terminated by the Participant as provided in
Article VII or as otherwise provided herein.

4.2 Payroll deductions shall be elected by a Participant in full percentage points not in excess of the LESSER of (i) ten percent (10%) of such Participant's Compensation for each Payroll Period during the Offering Period or
(ii) $20,000 during the Offering Period.

Notwithstanding the foregoing, the Plan Administrator may at any time and in its sole discretion designate a maximum payroll deduction percentage of less than ten percent (10%) or a maximum payroll deduction amount of less than $20,000 for a given Offering Period; provided that if a lesser percentage or amount is designated for a given Offering Period, the percentage or amount referred to in
Section 5.2 shall be modified to be equal to the lesser percentage or amount determined under this Section.

4.3 All payroll deductions made for Participants shall be credited to their accounts under the Plan. Participants may not make any separate cash payments into such accounts. A separate account will be established for each Offering Period.

4.4 A Participant may discontinue participation at any time with respect to any Offering Period and terminate the payroll deduction authorization as provided in
Section 7.1. All terminations of payroll deductions shall become effective as soon as practicable after the date the amended payroll deduction authorization form is received by the Plan Administrator.

4.5 Subject to the limitations described in Section 4.2 and Section 7.1, a Participant may increase or reduce the amount of the Participant's payroll deduction by completing an amended payroll deduction authorization on a payroll deduction authorization form provided by the Plan

Administrator and filing it with the Plan Administrator. All changes in payroll deduction amounts shall become effective on the January 1st which next follows the date the amended payroll deduction authorization form is received by the Plan Administrator; provided that if such form is received immediately prior to a January 1st such that it is not received in time to permit the payroll deduction change to begin on the next following January 1st, the payroll deduction change shall begin as soon as practicable after such January 1st.

4.6 Payroll deductions for a Participant shall cease as of the date of the Participant's termination of employment for any reason and the Participant shall have the rights provided in Article VII.

                                  ARTICLE V
                       TERMS AND CONDITIONS OF OPTIONS

5.1 Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Plan Administrator shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions of this Article V and other applicable provisions of the Plan.

5.2 Subject to the limitations of this Article and Article VIII, as of each Commencement Date on which a Participant has an effective payroll deduction authorization, the Participant shall be granted an option to purchase a maximum number of Shares equal to (A) divided by (B), where (A) is the LESSER of (i) ten percent (10%) multiplied by the Participant's Compensation for the Offering Period or (ii) $20,000, and (B) is 85% of the fair market value of a Share on the Commencement Date. The fair market value of a Share shall be determined as provided in Section 5.4. For purposes of this Section 5.2 only, a Participant's Compensation for the Offering

Period shall be deemed to be equal to the Participant's annual rate of base pay in effect on the December 31st preceding the Commencement Date for such Offering Period, plus incentive compensation paid during the calendar year preceding the Commencement Date for such Offering Period.

5.3 The option price of Shares purchased with payroll deductions on a given Corresponding Exercise Date shall be equal to eighty-five percent (85%) of the lower of (i) the fair market value of the Shares as of the Commencement Date or
(ii) the fair market value of the Shares as of the Corresponding Exercise Date.

5.4 The fair market value of the Shares as of the Commencement Date shall be equal to the closing price of the Company's common stock on the Commencement Date or the nearest prior business day on which such trading occurred if the Commencement Date is not a trading day on the New York Stock Exchange (or other established securities market on which the Company's common stock is traded). The fair market value of the Shares as of the Corresponding Exercise Date shall be equal to the closing price of the Company's common stock on such date. If the Company's common stock is not admitted to trading on any of the aforesaid dates for which closing prices of the Shares are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for this purpose by the Plan Administrator in a manner acceptable under Section 423 of the Code.

5.5 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

            (a) if such Employee, immediately after the option is granted, owns Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or a parent or a subsidiary of the Company. For purposes of determining share ownership the rules of Section 424(d) of the Code shall apply and Shares which the Employee may purchase under outstanding options shall be treated as Shares owned by the Employee; or

            (b) which, when considered in conjunction with all other options granted under this Plan (or other stock-based compensation plans of the Company, or any parent or subsidiary of the Company, required under
      Section 423(b)(8) to be aggregated with the Plan), results in the Employee accruing rights in a calendar year to acquire Shares having a value in excess of twenty-five thousand dollars ($25,000) measured at the date of grant. For this purpose, all determinations of accrual and the value at which Shares are taken into account shall be made in accordance with
      Section 423(b)(8) of the Code.

                                   ARTICLE VI
                               EXERCISE OF OPTION

6.1 Unless a Participant (or a deceased Participant's beneficiary) gives written notice to the Plan Administrator as provided in Section 6.2 (or Section 7.3), the Participant's option for the purchase of Shares will be exercised automatically for the Participant as of the Corresponding Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account (established for that Offering Period) at that time will purchase at the applicable option price, but in no event shall the number of full Shares be greater than the number of full Shares which the Participant would have been eligible to purchase under

Section 5.2 or allowed to purchase under Section 8.1. All options granted on a given Commencement Date that are not exercised on the Corresponding Exercise Date shall lapse on such Corresponding Exercise Date and all payroll deductions attributable to these options shall be distributed to the Participant in cash, without interest or earnings, as soon as practicable after the Corresponding Exercise Date on which such options lapse.

6.2 By written notice to the Plan Administrator within the Election Period, a Participant may elect not to exercise the Participant's option and to withdraw the entire balance in the Participant's account, without interest or earnings. The Participant's written notice electing not to exercise must be received by the Plan Administrator within the Election Period to be effective.

6.3 Payroll deductions remaining in a Participant's individual account representing less than the option price of a single Share as of any Corresponding Exercise Date, shall be carried over to the next succeeding Offering Period and credited to that Participant's account for such succeeding Offering Period, without interest or earnings, provided the Participant elects to participate in the Plan for such succeeding Offering Period. All other payroll deductions for an Offering Period not applied to the exercise of an option as of the Corresponding Exercise Date for such Period shall be refunded to the Participant as soon as practicable after such Exercise Date, without interest or earnings.

6.4 During a Participant's lifetime, no person other than the Participant shall have the right to elect to exercise the Participant's option.

                                 ARTICLE VII
                      WITHDRAWAL, TERMINATION, OR DEATH

7.1 During an Offering Period, a Participant may elect to terminate payroll deductions by giving written notice to the Plan Administrator. In the event a Participant makes such election, the payroll deductions shall terminate as provided in Section 4.4 and the Participant's payroll deductions credited to the Participant's accounts to that date shall be retained in the account and, in accordance with Section 6.1, automatically exercised on the Corresponding Exercise Date or, at the Participant's election in accordance with Section 6.2, distributed in cash to the Participant, without interest or earnings, as soon as practicable following the Participant's election. If a Participant elects to terminate payroll deductions, such Participant may not thereafter elect to resume payroll deductions with respect to the same Offering Period. As of any subsequent Commencement Date, such Eligible Employee may elect to resume payroll deductions, with respect to a different Offering Period, in accordance with
Article IV.

7.2 Upon termination of the Participant's employment for any reason other than the death of the Participant during an Offering Period, the payroll deductions credited to the Participant's account shall be distributed in cash, without interest or earnings, to the Participant as soon as practicable following the Participant's termination.

7.3 In the event of the death of a Participant during an Offering Period, a deceased Participant's beneficiary or beneficiaries, determined in accordance with Article XIV, may give notice to the Plan Administrator electing to have the accumulated payroll deductions distributed in cash, without interest or earnings, as soon as practicable following such notice. Such notice must be given to the Plan Administrator not later than the last day of the applicable Election Period.

7.4 If, in the event of the death of a Participant during an Offering Period, no timely election is made to have accumulated payroll deductions refunded, the beneficiary or beneficiaries shall be deemed to have elected to exercise, in which event the accumulated payroll deductions in the account of the Participant shall be used to purchase the number of full Shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 5.3, subject to the limitations of Article V, and to have any remaining payroll deductions refunded, without interest or earnings, promptly following the Corresponding Exercise Date for the Offering Period for which deducted.

                                  ARTICLE VIII
                              SHARES UNDER OPTION,
                         DISTRIBUTION OR SALE OF SHARES

8.1 The Shares to be sold to Participants under the Plan may, at the election of the Company, be either treasury Shares, Shares originally issued for such purpose, Shares purchased on the market or Shares from a combination of such sources. The maximum number of Shares that shall be made available for sale under the Plan shall be 250,000 Shares, subject to adjustment upon changes in capitalization of the Company or other events, as provided in Article XIII. If the total number of Shares for which options are granted or to be granted on any Commencement Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), then, not later than the Corresponding Exercise Date, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable taking into account the amount each Participant elected to defer under Section 3.2. All excess options shall lapse and may not be exercised at any time. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby and, if necessary, excess payroll deductions previously credited to the Participants' accounts shall be returned to such Participants without interest or earnings. Notwithstanding the foregoing, if stockholder approval for the requisite number of additional Shares is obtained within twelve
(12) months of the date that the excess options are granted, no such adjustments to the number of options previously granted shall be required.

8.2 As promptly as practicable after the Corresponding Exercise Date, the Company shall make the appropriate entries to show the purchase of Shares on behalf of Participants. The Company, or its designee, will retain all the certificates evidencing ownership of the Shares on behalf of each Participant until such time as the Participant requests the certificates. A Participant may not request that the Company distribute the Participant's stock certificates and may not sell, transfer or otherwise dispose of any Shares prior to the end of the six-month period following the Exercise Date on which such Shares were purchased. Shares issued pursuant to the Plan shall be subject to such other restrictions and for such period as the Company may designate and the certificates representing the Shares shall include a legend reflecting such restrictions.

8.3 A Participant, including a terminated Participant (or the beneficiary of a deceased Participant), may request that the Company, or its designee, distribute to the Participant the stock certificates evidencing the ownership of all or a part of the Shares previously purchased for the Participant or may request that such Shares be sold and the proceeds paid to the Participant; provided that the Participant may not request that the Company, or its designee, distribute or sell any Shares purchased within the six-month period preceding the date of the requested distribution or sale. A Participant who wishes to request a distribution or sale of Shares shall complete and file a distribution request form with the Plan Administrator or his delegate.

Distribution of the requested stock certificates or cash proceeds of sale, as applicable, shall be made as soon as practicable after a properly completed distribution request form is received by the Plan Administrator or his delegate. All costs associated with the distribution of stock certificates to a Participant or with the sale, transfer or other disposition of the Shares, including commissions, certificate fees, transfer fees, taxes and the like, shall be the responsibility of the Participant. The Participant shall pay such commissions and/or fees directly to the third party administrator of the Plan, to the transfer agent for the Shares, to the broker or to another party, as appropriate, it being the intention of the Company that any costs incurred after the applicable Exercise Date with regard to Shares purchased for the Participant shall be borne by the Participant.

8.4 The Participant shall have no interest in Shares covered by an option until such option has been exercised as provided in Section 6.1. Following exercise and purchase of Shares on behalf of a Participant and prior to any sale or transfer of such Shares, the Participant shall have the right to vote such Shares and any cash dividends paid on such Shares shall be paid to the Participant or retained and reinvested in additional Shares in the sole discretion of the Plan Administrator. Any additional Shares accruing as a result of a stock split or stock dividend that are attributable to Shares purchased on behalf of the Participant under the Plan shall belong to the Participant and shall be subject to the provisions of this Article VIII.

                                   ARTICLE IX
                                 ADMINISTRATION

9.1 The Plan Administrator shall be responsible for administering the Plan.

9.2 The Plan Administrator shall have the following discretionary powers and duties:

      (a) to direct the administration of the Plan in accordance with the provisions herein set forth;

      (b) to adopt rules of procedure and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

      (c) to determine all questions with regard to rights of Participants of the Plan, including, but not limited to rights of eligibility of an Employee to participate in the Plan;

      (d) to enforce the terms of the Plan and the rules and regulations it adopts;

      (e) to furnish the Employer with information which the Employer may require for tax or other purposes;

      (f) to engage the service of advisors, including consultants and counsel (who may be consultants or counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

      (g) to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

      (h) to select a third party administrator to recordkeep and carry out other necessary functions under the Plan; and

      (i) to interpret and construe the Plan, to make findings of fact, to correct errors, and to supply omissions under the Plan. The Plan Administrator shall use its discretion to interpret the terms and purpose of the Plan so as to resolve any conflict or contradiction.

9.3 The Plan Administrator shall administer the Plan in a uniform, nondiscriminatory manner for the benefit of the Participants.

9.4 The Plan Administrator may delegate responsibilities for the operation and administration of the Plan and may allocate or reallocate responsibilities under the Plan.

9.5 The Plan Administrator and any delegate (other than a delegate that is a corporation) shall be fully indemnified by the Company and by each Employer against all liabilities, costs, and expenses (including defense costs, but excluding any amount representing a settlement unless such settlement is approved by the Company) imposed upon it in connection with any claim, action, suit, or proceeding to which it may be a party by reason of being the Plan Administrator or having been assigned or delegated any of the powers or duties of the Plan Administrator, and arising out of any act, or failure to act, that constitutes or is alleged to constitute a breach of such person's responsibilities in connection with the Plan.

9.6 The Plan Administrator shall maintain, or cause to be maintained, records that will adequately disclose all required information about the Plan. The books, forms, and methods of accounting shall be the responsibility of the Plan Administrator or his delegate.

                                  ARTICLE X
                    AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors of the Company may at any time, by written resolution, amend or terminate the Plan or outstanding options granted under the Plan. Provided, however, that no amendment (i) which would require sale of Shares in excess of the number authorized under Article VIII of the Plan or (ii) which would change the rules regarding eligibility for participation, shall be effective unless approval of the stockholders of the Company is obtained within the period beginning twelve (12) months prior to the adoption date of the amendment and ending on the date which is twelve (12) months after the adoption date of the amendment. Provided further that, except as provided in Article XIII or as otherwise expressly provided in the Plan, no amendment or termination of the Plan shall adversely affect the rights of an optionee under any outstanding option without the optionee's consent.

                                   ARTICLE XI
                               NONTRANSFERABILITY

Except as provided in Section 7.3, neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect, but the Plan Administrator may, at its option, treat such act as an election to withdraw funds in accordance with Article VII. In the event of an attempted transfer pursuant to a divorce decree affecting the Participant, the Plan Administrator may distribute the existing payroll deductions, to the extent of the attempted transfer, as soon as practicable following receipt by the Plan Administrator of the divorce decree, without interest or earnings. Except to the extent required by law, in no event, shall a divorce decree create or recognize any right in the Participant's former spouse to exercise options under the Plan or to receive Shares under the Plan.

                                 ARTICLE XII
                           OWNERSHIP AND USE OF FUNDS

All payroll deductions received or held by the Company under this Plan shall be and remain general corporate assets of the Company and may be used by the Company for any corporate purposes and any and all amounts earned on such payroll deductions shall be general corporate assets of the Company. The Company shall not be obligated to segregate such payroll deductions or to accrue or pay interest or earnings on such payroll deductions, except as specifically provided in this Plan.

                                  ARTICLE XIII
                   CHANGES IN CAPITALIZATION, MERGER, ETC.
                          AND ADJUSTMENTS TO SHARES

13.1 Except as otherwise determined by the Plan Administrator, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, or upon the dissolution or liquidation of the Company, then the holder of each option then outstanding under the Plan will be entitled to receive at the Corresponding Exercise Date, upon the exercise of such option for each Share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. For purposes of this Section 13.1 only, "Corresponding Exercise Date" shall be a date designated by the Plan Administrator which may be a date earlier than the normal Corresponding Exercise Date. Alternatively, the Company may designate that the dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant's account, without interest or earnings.

13.2 If, under circumstances not governed by Section 13.1, the outstanding Shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Plan Administrator in the number and/or kind of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of Shares that may be offered under the Plan shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 13.2, any distribution of Shares to stockholders in an amount aggregating twenty percent (20%) or more of the outstanding shares shall be deemed a stock split and any distribution of shares aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

13.3 In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of all its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

13.4 To the extent that the foregoing adjustments relate to Shares or securities of the Company, such adjustments shall be made by the Plan Administrator, and its determination in that respect shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to satisfy as an option issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

13.5 Except as herein before expressly provided, the Participant shall have no right by reason of any subdivision or consolidation of Shares of any class or the payment of any dividend or any other increase or decrease in the number of Shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the option.

13.6 The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                 ARTICLE XIV
                     BENEFICIARIES OF DECEASED PARTICIPANTS

A Participant may file a written designation of beneficiary with the Plan Administrator. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator. If upon the death of a Participant there is no surviving beneficiary duly designated as above provided, the surviving spouse, or if no such surviving spouse exists, then to the executor or administrator of the Participant's estate, if an executor or administrator has been appointed, shall be deemed the deceased Participant's beneficiary under the Plan. If there is no surviving spouse and no executor or administrator has been appointed (to the knowledge of the Plan Administrator) following the Participant's death, in the discretion of the Plan Administrator, the Plan Administrator may determine the beneficiary or beneficiaries under the Plan as follows; (i) the Participant's beneficiary or beneficiaries pursuant to his Employer's group term life insurance plan, or if none, (ii) all or any one or more of the persons comprising the group consisting of the Participant's lineal descendants, the Participant's ancestors, or the Participant's heirs at law, and the Plan Administrator may pay the entire amount to any member of such group or apportion such amount among any two or more of them in such shares as the Plan Administrator, in its sole discretion, shall determine. Any payment made to any person pursuant to the power and discretion conferred upon the Plan Administrator by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. Neither the Plan Administrator nor the Employer shall be liable for any transfer or attempted transfer of Shares or payroll deductions pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise, nor shall the Plan Administrator or the Employer be liable for transferring or distributing any Shares and/or payroll deductions pursuant to any will. No designated beneficiary or other person or entity to whom Shares and/or payroll deductions are transferable or distributable after a Participant's death shall, prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the Shares or payroll deductions credited to the Participant under the Plan.

                                   ARTICLE XV
                    REGISTRATION AND QUALIFICATION OF SHARES

The offering of the Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make reasonable efforts to effect such registration or qualification or to obtain such consent or approval.

                                 ARTICLE XVI
                              STOCKHOLDER APPROVAL

The Plan is expressly made subject to the approval of the holders of a majority of the outstanding Shares of the Company (as described by the laws of the State of Delaware) within the period commencing twelve (12) months before the date this Plan is adopted and ending twelve (12) months after the date the Plan is adopted.

                                  ARTICLE XVII
       RESTRICTIONS ON PARTICIPANTS SUBJECT TO SHORT-SWING PROFIT RULES

Notwithstanding any provision of this Plan to the contrary, those Participants who are directors, executive officers, and ten percent (10%) or greater stockholders subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") must effect transactions in Shares, including without limitation initial or periodic transactions resulting from an election to participate in the Plan or change levels of participation with respect to Shares, in accordance with Section 16 and the rules promulgated thereunder to the extent such rules are applicable. To the extent any provision of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan Administrator. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of an option) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to
Section 16 of the 1934 Act are concerned.

                                ARTICLE XVIII
                                MISCELLANEOUS

17.1 The Plan does not, directly or indirectly, create any absolute right for the benefit of any Employee or class of Employees to purchase any Shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Employer, and it shall not be deemed to interfere in any way with the Employer's right to terminate, or otherwise modify, an Employee's employment at any time.

17.2 The laws of the State of Delaware, other than its principles of conflicts of laws, shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States. Exclusive jurisdiction and venue of all disputes arising out of or relating to this plan shall be in any court of appropriate jurisdiction in Houston, Harris County, Texas.

17.3 The masculine or feminine genders, where appearing in the Plan, shall be deemed to include the opposite gender, unless the context clearly indicates to the contrary.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 1st day of July, 1999.



                                          CORNELL CORRECTIONS, INC.

                                          By: /s/ PATRICK PERRIN
                                          Title: Chief Administrative Officer